UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2011

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e)

On August 20, 2011, Scientific Learning Corporation (the “Company”) and David C. Myers, Senior Vice President of Sales and Services, mutually agreed to end Mr. David Myers’ employment with the Company effective October 15, 2011.

David Myers has agreed to enter into the Company’s standard form of separation agreement regarding release of claims against the Company.  In consideration for his entry into the separation agreement with the Company, he will be entitled to receive continued payment of his base salary and COBRA premiums in accordance with the Company’s normal payroll practices for eight (8) months following his employment termination date.  David Myers will not receive a payment under the 2001 Management Incentive Plan.  If a sale closes to one specified customer prior to his termination date, he will be paid a commission of two percent (2%) of that booked sale.

Copies of the separation agreement and press release issued announcing this event are filed with this report as Exhibit 99.1 and Exhibit 99.2, respectively, and each is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1 Separation Agreement between the Company and David C. Myers, dated August 20, 2011.

99.2 Press Release issued by the Company on August 23, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: August 23, 2011	By:	/s/ Linda L. Carloni
	Title:	Senior Vice President and General Counsel